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                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (949) 725-4000
                               FAX (949) 725-4100



                                  May 18, 1999

NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92618

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3, Commission File No. 333-73009 (the "Registration Statement"), filed by NeoTherapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 800,569 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). The shares being registered for resale include: (i) 725,569 shares of Common Stock (the "Conversion Shares"), which may be issued upon conversion of the shares of Series A Preferred Stock which were sold to two investors pursuant to a Preferred Stock Purchase Agreement dated January 29, 1999 (the "Series A Purchase Agreement") between the Company and the selling stockholders named in the Registration Statement (the "Selling Stockholders") and (ii) 75,000 shares of Common Stock which are issuable upon exercise of currently outstanding warrants (the "Warrants") issued to the Selling Stockholders. The Shares may be sold from time to time for the account of the Selling Stockholders.

        We have examined the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, and assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company in accordance with the terms of the Warrants, it is our opinion that the Shares covered by the Registration Statement will, when issued, be validly issued and outstanding, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


                                        Very truly yours,

                                        /s/ STRADLING YOCCA CARLSON & RAUTH